Exhibit 9.2

ONE HOLDINGS, CORP

PROFORMA CONSOLIDATED BALANCE SHEETS

FOR SIX MONTHS ENDED JUNE 30, 2009

	IN US$
	ONE Holdings Corp	UGTI	Effects of	Consolidated
Assets	YTD June 09	YTD June 09	Acquisition	YTD June 09
Current Assets
Cash and Cash Equivalents	194,832	819,093		1,013,925
Trade Receivables	––	4,365,068		4,365,068
Deferred Taxes	––	––		––
Deferred Expense	––	328,717		328,717
Inventories	––	2,685,063		2,685,063

Total Current Assets	194,832	8,197,941		8,392,773
Intangible Assets	––	108,365		108,365
Goodwill	––	––	––	––
Property, Plant and Equipment Net	8,616	1,836,736		1,845,352
Land Use Rights	––	5,551,660		5,551,660
Deferred Taxes	––	2,357		2,357
Restricted Cash	––	365,241		365,241

Total Assets	203,448	16,062,300		16,265,748

Liabilities and Stockholders' Equity

Liabilities
Current Liabilities
Trade Payables	––	205,757		205,757
Other Payables and Accrued Expenses	4	79,851		79,855
Amount Due To A Related Party	––	––		––
Amount Due To A Stockholder	––	––		––
Short-Term Other Loans	––	1,460,963		1,460,963
Bank Notes Payable	––	730,482		730,482
Tax Payable	––	722,507		722,507
Deferred Revenue	––	––		––

Total Current Liabilities	4	3,199,560		3,199,564
Other Payables	––	––		––

Total Long Term Liabilities
Notes Payable	––	––		––

Total Liabilities	4	3,199,560		3,199,564

Minority Interest	––	––	379,077	379,077

Stockholders' Equity
Common Stock: ONE Holdings, Corp. Par Value $0.01 Per Share
Authorized: 750,000 Shares, 101,625,000 Issued
and Outstanding	1,016,250			1,016,250
Additional Paid In Capital	(660,887)	3,514,599		2,853,712
Statutory Reserve	––	632,683		632,683
Accumulated Other Comprehensive Income	––	649,921		649,921
Retained Earnings	(151,919)	8,065,537	(379,077)	7,534,541

Total Stockholders' Equity	203,444	12,862,740	(379,077)	12,687,107

Total Liabilities and Stockholders' Equity	203,448	16,062,300	––	16,265,748

ONE HOLDINGS, CORP

PROFORMA STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

	IN US$
	ONE Holdings Corp	UGTI	Effects of	Consolidated
	2008	2008	Acquisition	2008
Sales Revenue	78,240	16,506,557		16,584,797
Cost of Sales	(43,906)	(9,535,392)		(9,579,298)

Gross Profit	34,334	6,971,165		7,005,499

Operating Expenses
Advertising Expenses	11,543	––		11,543
Selling Expenses	64,927	310,014		374,941
General and Administrative	––	662,117		662,117

Total Operating Expenses	76,470	972,131		1,048,601

Income from Operations	(42,136)	5,999,034		5,956,898
Interest Income	––	8,278		8,278
Interest Expense	––	(304,801)		(304,801)
Other Income	––	39,663		39,663
Finance Costs	––	––		––

Income Before Taxes and Minority Interest	(42,136)	5,742,174		5,700,038

Income Taxes	––	(1,430,293)		(1,430,293)
Minority Interest	––	––	(689,901)	(689,901)

Net Income (loss)	(42,136)	4,311,881	(689,901)	3,579,844

Other compehensive Income
Foreign Currency Translation Adjustments	––	363,455		363,455

Total Comprehensive Income	(42,136)	4,675,336		3,943,299

Earnings Per Share
Basic	$0.00			$0.03
Diluted	$0.00			$0.03

Weighted Average Number of Shares Outstanding
Basic	101,625,000			101,625,000
Diluted	101,625,000			101,625,000

ONE HOLDINGS, CORP

PROFORMA STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

	IN US$
	ONE Holdings Corp	UGTI	Effects of	Consolidated
	YTD June 09	YTD June 09	Acquisition	YTD June 09

Sales Revenue	7,176	9,031,020		9,038,196
Cost of Sales	(5,207)	(5,131,021)		(5,136,228)
Gross Profit	1,969	3,899,999		3,901,968

Operating Expenses
Advertising Expenses	2,933	––		2,933
Selling Expenses	88,927	88,184		177,111
General and Administrative	––	610,797		610,797

Total Operating Expenses	91,860	698,981		790,841

Income from Operations	(89,891)	3,201,018		3,111,127
Interest Income	––	2,432		2,432
Interest Expense	––	(67,234)		(67,234)
Other Income	12,306	(1,596)		10,710
Finance Costs	––	––		––

Income Before Taxes and Minority Interest	(77,585)	3,134,620		3,057,035

Income Taxes	––	(765,389)		(765,389)
Minority Interest	––	––	(379,077)	(379,077)

Net Income (loss)	(77,585)	2,369,231	(379,077)	1,912,569

Other compehensive Income
Foreign Currency Translation Adjustments	––	12,088		12,088

Total Comprehensive Income	(77,585)	2,381,319		1,924,657

Earnings Per Share
Basic	$0.00			$0.00
Diluted	$0.00			$0.00

Weighted Average Number of Shares Outstanding
Basic	101,625,000			101,625,000
Diluted	101,625,000			101,625,000

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